Exhibit 99.1

NEWS RELEASE

HECLA REPORTS RECORD SILVER RESERVES FOR

9TH YEAR IN A ROW

FOR IMMEDIATE RELEASE:

February 12, 2015

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today reported the results from another successful year of exploration, achieving record silver reserves despite the use of reduced metals prices for the calculation, and net of 2014 silver production.

HIGHLIGHTS (Comparisons to 12/31/13)¹

●	Proven and probable silver reserve levels of 173 million ounces, the highest level in Company history, increasing for the 9th consecutive year.

●	Measured and indicated silver resources increased by 10.3%, and inferred resources increased by 2.5%.

●	Proven and probable gold reserves fell by 1.5% to 2.1 million ounces.

●	Measured and indicated gold resources were unchanged, and inferred gold resources increased 7.2%.

●	Proven and probable gold reserves were calculated using $17.25 silver, $1,225 gold, $0.95 lead and $0.90 zinc.

●	At San Sebastian, Mexico, total silver equivalent indicated resources increased 46% and inferred resources increased 18%. High-grade, near surface resources have been identified.

●	Exploration and pre-development expenditures in 2015 are projected to be a combined $18 million, $1 million less than 2014 levels.

Proven and Probable Reserves[1]
	2014 Silver (oz)	% Change from 2013	2014 Gold (oz)	% Change from 2013
Greens Creek	94,021,000	+1.6	739,000	+ 4.1
Lucky Friday	78,902,000	+2.1	-	-
Casa Berardi	-	-	1,337,000	-4.1
Total	172,923,000	+1.9	2,076,000	-1.5

“It is a testament to the quality of our projects that we added silver reserves for the ninth consecutive year using one of the lowest price assumptions in the industry and after producing 11.1 million ounces of silver,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “The growth in our measured and indicated resources gives us confidence that we can continue to add reserves in the future. Of particular note is the 46% increase in indicated resources at San Sebastian, especially the presence of high-grade material near surface.”

(1)	A breakdown of the Company’s reserves and resources is set out in Table A at the end of this news release.

RESERVES & RESOURCES (Comparisons to 12/31/13)

Hecla replaced mined silver and added additional reserves and silver resources (measured, indicated and inferred) this year. For silver, total proven and probable reserves increased 1.9% to 173 million ounces, measured and indicated resources increased 10.3% to 165 million ounces and inferred resources increased 2.5% to 146 million ounces. Proven and probable gold reserves decreased by 1.5% to 2.1 million ounces, measured and indicated gold resources were unchanged at 4.7 million ounces and inferred resources increased 7.2% to 1.9 million ounces of gold.

After replacing 2014 production at Greens Creek, both silver and gold reserves increased in spite of using reduced metals prices for the calculation. This replacement of precious metal reserves at Greens Creek has been a trend that has continued for the last 11 years. The primary addition came from the net conversion of 575,500 tons of resource material to reserve, mostly in the Deep 200 South, 200 South and Northwest West (NWW) zones. The gold grade of these tons is 70% higher than last year’s reserves, and the silver grade is almost 40% higher. Measured and indicated resources decreased at Greens Creek by 3.5% to 9.1 million ounces of silver due to the conversion of some of that resource to reserve at Deep 200 South and 200 South. Inferred resources increased by 48% to 47 million ounces of silver, mostly from the NWW, 200 South and East Ore zones.

At Lucky Friday, there was a 2.1% increase in proven and probable silver reserves to 78.9 million ounces this year at 1.3 oz/ton higher average silver grade and 0.8% higher lead grade. The total measured and indicated resources increased 7.7% to 125 million silver ounces, and inferred resources decreased 25% to 41.2 million silver ounces. Reserve additions are due to conversion of resources that are in the LOM (Life of Mine) model and incorporate material from intermediate veins that provide “shadow” stopes for extraction of the 30 Vein.

At Casa Berardi, there was a loss of 4.1% in the proven and probable reserve to 1.34 million gold ounces. Mining losses in the 113 and 124 zones were partially offset by reserve additions in the 118, 123 and the East Mine Crown Pillar open pit. Estimates of measured and indicated resources decreased by 5.0% to 1.35 million gold ounces, and inferred resources increased by 0.5% to 604,100 gold ounces.

At San Sebastian, the East Francine Vein has an inaugural silver equivalent indicated resource of 4.5 million ounces at an average grade of 0.22 oz/ton gold and 64.1 oz/ton silver and an inferred resource of 2.6 million silver equivalent ounces at an average grade of 0.20 oz/ton gold and 18.5 oz/ton silver. All of this resource is within 100 meters of surface. The North Vein has an inaugural silver equivalent indicated resource of 4.9 million ounces at an average grade of 0.10 oz/ton gold and 4.5 oz/ton silver and inferred resource of 1.2 million silver equivalent ounces at an average grade of 0.09 oz/ton gold and 4.2 oz/ton silver. All of this resource is within 150 meters of surface. The Middle Vein has a new silver equivalent indicated resource of 13.9 million silver equivalent ounces at an average grade of 0.06 oz/ton gold and 13.1 oz/ton silver and inferred resource of 0.5 million ounces at an average grade of 0.01 oz/ton gold and 6.2 oz/ton silver, an increase of 13% in indicated resource ounces and a nearly 5-fold increase in inferred resource ounces over 12/31/13 levels. Most of this resource is within 250 meters of surface.

The mineral reserves of all properties in Table A are based on $17.25 per oz of silver, $1,225.00 per oz of gold, $0.95 per pound of lead, and $0.90 per pound of zinc. The ratio between $US and $Canadian is 1:1.10. Mineral resources and San Sebastian silver equivalency calculations are based on $20 per ounce of silver, $1,300 per ounce of gold, $0.95 per pound of lead, $0.90 per pound of zinc, and $3.00 per pound of copper (Hugh Zone at San Sebastian contains indicated resource of 8,400 tons of copper grading 1.7% and inferred resource of 18,860 tons of copper grading 1.5%).

EXPLORATION AND PRE-DEVELOPMENT

Expenditures

Exploration expenditures (including corporate development) for the fourth quarter and full year periods were $4.6 million and $17.7 million, respectively. Exploration expenditures in the fourth quarter were primarily for underground and surface drilling at Casa Berardi, underground drilling on the NWW, West Wall and Gallagher Fault Block at Greens Creek and surface drilling at San Sebastian.

Pre-development expenditures totaled $0.72 million in the fourth quarter and $1.97 million for the full-year 2014. Pre-development expenditures in the fourth quarter were primarily for infrastructure, engineering, metallurgy and permitting studies at the San Sebastian project in Mexico, and permitting applications for the San Juan Silver property in Creede, Colorado.

The Company expects that its total spending on pre-development and exploration in 2015 will be $18 million, about $1 million less than 2014 levels.

San Sebastian - Mexico

As reported in the Hecla press release on January 21, 2015, there has been significant drilling success over the past 18 months on the near-surface East Francine, Middle and North veins at the San Sebastian project in central Mexico. The newly discovered East Francine Vein is the faulted extension of the past-producing, high-grade Francine Vein which from 2001 to 2005 was one of the highest-grade producers in Mexico.

The East Francine Vein has currently been traced for 350 meters (1,200 feet) along strike and to 110 meters (360 feet) of depth and mainly consists of oxide mineralization. Drilling during the third and fourth quarters (see Hecla press releases dated September 11, 2014 and January 21, 2015) has intersected some spectacular intersections including 1.54 oz/ton gold and 288.6 oz/ton silver over 10.5 feet, 1.05 oz/ton gold and 204 oz/ton silver over 18.1 feet, and 1.40 oz/ton gold and 382 oz/ton silver over 11.9 feet.

The North Vein has a mineralized trend that extends over 1,025 meters (3,360 feet) along strike and 183 meters (600 feet) to depth and remains open along strike in both directions and at depth. North Vein mineralization is typically gold dominant with lesser silver with recent high-grade intercepts including 0.39 oz/ton gold and 4.9 oz/ton silver over 7.8 feet, and 0.40 oz/ton gold and 4.2 oz/ton silver over 7.8 feet (see Hecla press release dated January 21, 2015). The Middle Vein has been traced for nearly two kilometers (6,560 feet) along strike and to a depth of over 300 meters (984 feet). Drill results in the second and third quarters included intervals such as 0.40 oz/ton gold and 84.1 oz/ton silver over 9.5 feet, 0.43 oz/ton gold and 79.1 oz/ton silver over 7.4 feet (see Hecla press releases dated July 31 and September 11, 2014). The near-surface portion of both the North and Middle veins contains mineralization that may be suitable to open pit mining.

Building on this success, the 2015 San Sebastian exploration budget is $3.0 million, and will utilize two or three drills over the year with the goal of expanding the East Francine and North veins near-surface resources further to the southeast. In addition, a number of parallel veins have been defined by RAB (Rotary Air Blast) drilling and trenching and will be evaluated this year.

Preliminary Economic Assessment (PEA)

A PEA level study of mining options is underway by AMC Consultants of Vancouver, BC. This study is looking into various combinations of shallow open pits and underground mining. In addition, M3 Engineering and Technology Corp. of Tucson, Arizona is reviewing metallurgical options for the project. The Company anticipates completion of the PEA in the third quarter.

Greens Creek - Alaska

At Greens Creek, definition drilling replaced or added reserves at the NWW and Deep 200 South. Definition and exploration drilling made progress in refining the NWW and West Wall resources, extending the Deep 200 South trend and defining a potential resource at the Gallagher Fault Block area. Drilling of the Deep 200 South in the past few years has defined three stacked folds of high-grade mineralization that represent up to 600 feet of down-dip continuity. The 200 South and Deep 200 South zones currently represent a mineralization trend that extends over 3,000 feet along strike and over 1,000 feet of dip. Recent drill intersections of the Deep 200 South include 49.8 oz/ton silver, 0.08 oz/ton gold, 3.4% zinc and 1.6% lead over 11.1 feet and 30.5 oz/ton silver, 0.05 oz/ton gold, 15.5% zinc and 8.0% lead over 13.9 feet. Drill intersections continue to be very encouraging, and mineralization remains open to the south. See more complete drill assay highlights in Table B at the end of the release.

Definition drilling tested the lower limits of both folds of the NWW Zone and confirmed the fold limbs below the current resource. Recent drilling of the NWW Zone includes 21.0 oz/ton silver, 0.34 oz/ton gold, 30.3% zinc and 8.4% lead over 14.9 feet and 25.8 oz/ton silver, 0.00 oz/ton gold, 1.9% zinc and 1.0% lead over 8.0 feet. Drill intercepts of the West Wall Zone suggest thicker and more consistent mineralization than currently modeled, and intercepts including 29.9 oz/ton silver, 0.23 oz/ton gold, 19.7% zinc and 6.7% lead over 11.0 feet are 400 feet further down dip then the previous resource model. See more complete drill assay highlights in Table B at the end of the release.

An aggressive underground drilling program is anticipated at Greens Creek in 2015 with plans for three drills to be active all year. Definition drilling is budgeted at $5.8 million and includes 126,700 feet that concentrate on the Lower NWW, Deep 200 South, East Ore, Deep Southwest and 9a zones and will consist mainly of in-fill drilling in order to develop mine plans in all of these areas. Exploration drilling includes 46,000 feet of drilling and budgeted at $2.4 million in order to test for mineralization: 1) along the Deep 200 South, 5250 and 9a zones trends, 2) down-plunge of the Central West and East ore zones, and 3) along the Southwest Bench upper contact and Gallagher Fault Block area. A planned 10,000 foot surface drilling program should continue to evaluate a broadly defined, mineralized stockwork veins and horizons at Killer Creek which is about a mile west-northwest of the mine. This surface program is also expected to assess the High Sore target which has surface base metal mineralization and is less than a mile southeast of the mine.

Casa Berardi - Quebec

At Casa Berardi, five drills have been operating underground in an effort to refine current resources and stope designs in the 118, 123 and 124 zones and an exploration drill has extended mineralization down plunge on the 113 Zone. In-stope and definition drilling of the lower 118 Zone intersected a 10 to 30 foot wide shear zone that includes mineralized intervals of 0.54 oz/ton gold over 25.9 feet and 0.48 oz/ton gold over 23.3 feet and is open to the west and above. Drilling from the 550, 770 and 830 levels has confirmed continuity of high-grade mineralization in the 123 Zone including intersections of 0.76 oz/ton gold over 24.3 feet and 1.35 oz/ton gold over 16.1 feet. The lenses of the 123 Zone represent at least 1,100 feet of continuous down-dip mineralized with an average strike length of 500 feet.

Drilling of the 124 Zone from surface and the 250 and 290 levels continue to give good results and has intersected zones of high-grade gold including 0.91 oz/ton gold over 42.3 feet and 0.39 oz/ton over 37.4 feet. The 124 Zone extends from near-surface in the Principale area to continuous depths up to 1,000 feet. Exploration drilling from the 810 level of the 113 Zone has extended gold mineralization both north and south of the Casa Berardi Fault trend for 350 feet down plunge. Recent drill results include 0.46 opt gold over 14.8 feet to the north of the fault and current drilling will investigate the down-plunge in the vicinity of the Casa Berardi Fault. Surface drilling has targeted the gold mineralization trend along the Casa Break to the east between the 124 and 140 zones. See more complete drill assay highlights in Table B at the end of the release.

An aggressive underground and surface drilling program is anticipated at Casa Berardi in 2015, with plans for six or seven drills to be active underground most of the year and two drills to be working on surface. In-stope and definition drilling is expected to concentrate on the 118, 123, and 124 zones, consisting mainly of in-fill drilling in an effort to develop mine plans in all of these areas. About 80,000 feet of planned exploration drilling budgeted at $3.9 million is proposed and will be split into three strategic areas (East Mine area, Principale area and West Mine) based on a target ranking system. The West Mine targets include the South West and Lower Inter areas and targets in the Principale include the 123 (Golden Pond) and 124 zones along the Casa Berardi Fault. At the East Mine drilling is expected to focus on the 157 Zone.

Lucky Friday - Idaho

At Lucky Friday, drilling from the 6200-56 Ramp station upgraded the 30 Vein and intermediate vein resources (4, 20, 41, 50, 70 and 90 Veins) between the 6500 to 7800 levels from inferred to indicated category below the planned advance of 15 and 16 stopes. Drill intersections continue to include high-grade silver, lead and zinc intercepts, providing further evidence of potentially higher-grade mineralization to depth. The drill results include: 47.2 oz/ton silver, 5.1% zinc and 34.2% lead over 7.7 feet (30 Vein), 45.6 oz/ton silver, 0.2% zinc and 14.0% lead over 7.8 feet (4 Vein), and 24.5 oz/ton silver, 1.9% zinc and 10.8% lead over 7.4 feet (20 Vein). See drill assay highlights in Table B at the end of the release. Due to the large reserve at Lucky Friday and current lack of exploration drill platforms, the drills have been demobilized, and no drilling is currently planned in 2015.

San Juan Silver - Colorado

Work is being completed on water discharge permits and on an amendment to the 5-Year Plan of Operations (POO) for surface exploration drilling. Upon receipt of the permits and the amended POO, and improved market conditions, the Company expects to commence underground rehabilitation in order to establish drill platforms. Inspections and reporting for Storm Water Management Plans and Spill Prevention Control and Countermeasure Plans continue.

Silver Valley - Idaho; Republic - Washington

In the Silver Valley, 3D modelling, geologic reconnaissance and target identification on the Lucky Friday – Golconda Mineral Belt are being advanced as part of a multi-year program. Compilation of recent and historic drilling and underground sampling continues at Republic, where Hecla last operated in 1994. The principal focus is completion of a resource estimate of surface-mineable mineralization on the Knob Hill target.

About Hecla

Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska and Idaho, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in five world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Cautionary Statements Regarding Forward-Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of the Company’s mineral resources and mineral reserves, projected exploration and pre-development expenditures to be incurred in 2015; exploration drilling at Greens Creek, Lucky Friday and San Sebastian; and metallurgical testwork and PEA at San Sebastian. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject, as well as metals prices and exchange rate assumptions noted at the end of Table A relevant to mineral reserve and resourced estimates.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results; including that mineral resources are not mineral reserves, they do not have demonstrated economic viability and there is no certainty that they can be upgraded to mineral reserves through continued exploration, and with respect to Hecla’s non-operating and exploration properties, that few properties that are explored are ultimately developed into producing mines. Refer to the Company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Cautionary Statements to Investors on Reserves and Resources

Reporting requirements in the United States for disclosure of mineral properties are governed by the SEC and included in the SEC's Securities Act Industry Guide 7, entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (Guide 7). However, the Company is also a “reporting issuer” under Canadian securities laws, which require estimates of mineral resources and reserves to be prepared in accordance with Canadian National Instrument 43-101 (NI 43-101). NI 43-101 requires all disclosure of estimates of potential mineral resources and reserves to be disclosed in accordance with its requirements. Such Canadian information is being included here to satisfy the Company's “public disclosure” obligations under Regulation FD of the SEC and to provide U.S. holders with ready access to information publicly available in Canada.

Reporting requirements in the United States for disclosure of mineral properties under Guide 7 and the requirements in Canada under NI 43-101 standards are substantially different. This document contains a summary of certain estimates of the Company, not only of proven and probable reserves within the meaning of Guide 7, which requires the preparation of a “final” or “bankable” feasibility study demonstrating the economic feasibility of mining and processing the mineralization using the three-year historical average price for any reserve or cash flow analysis to designate reserves and that the primary environmental analysis or report be filed with the appropriate governmental authority, but also of mineral resource and mineral reserve estimates estimated in accordance with the definitional standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. The terms “measured resources”, “indicated resources,” and “inferred resources” are Canadian mining terms as defined in accordance with NI 43-101. These terms are not defined under Guide 7 and are not normally permitted to be used in reports and registration statements filed with the SEC in the United States, except where required to be disclosed by foreign law. The term “resource” does not equate to the term “reserve”. Under Guide 7, the material described herein as “indicated resources” and “measured resources” would be characterized as “mineralized material” and is permitted to be disclosed in tonnage and grade only, not ounces. The category of “inferred resources” is not recognized by Guide 7. Investors are cautioned not to assume that any part or all of the mineral deposits in such categories will ever be converted into proven or probable reserves. “Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of such a “resource” will ever be upgraded to a higher category or will ever be economically extracted. Investors are cautioned not to assume that all or any part of a “resource” exists or is economically or legally mineable. Investors are also especially cautioned that the mere fact that such resources may be referred to in ounces of silver and/or gold, rather than in tons of mineralization and grades of silver and/or gold estimated per ton, is not an indication that such material will ever result in mined ore which is processed into commercial silver or gold.

Qualified Person (QP) Pursuant to Canadian National Instrument 43-101

Dean McDonald, PhD. P.Geo., Senior Vice President - Exploration of Hecla Mining Company, who serves as a Qualified Person under National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Hecla’s mineral projects in this news release. Information regarding data verification, surveys and investigations, quality assurance program and quality control measures and a summary of sample, analytical or testing procedures for the Greens Creek Mine are contained in a technical report prepared for Hecla and Aurizon Mines Ltd. titled “Technical Report for the Greens Creek Mine, Juneau, Alaska, USA” effective date March 28, 2013, and for the Lucky Friday Mine are contained in a technical report prepared for Hecla titled “Technical Report on the Lucky Friday Mine Shoshone County, Idaho, USA” effective date April 2, 2014, and for the Casa Berardi Mine are contained in a technical report prepared for Hecla titled "Technical Report on the Mineral Resource and Mineral Reserve Estimate for the Casa Berardi Mine, Northwestern Quebec, Canada" effective date March 31, 2014 (the "Casa Berardi Technical Report"). Also included in these three technical reports is a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors. Copies of these technical reports are available under Hecla's profile on SEDAR at www.sedar.com.

The current Casa Berardi drill program was performed on core sawed in half and included the insertion of blanks and standards of variable grade in every 24 core samples. Standards were generally provided by Analytical Solutions Ltd. and prepared in 30 gram bags. Samples were sent to the Swastika Laboratories in Swastika, Ontario, a registered accredited laboratory, where they were dried, crushed, and split for gold analyses. Analysis for gold was completed by fire assay with AA finish. Gold over-limits were analyzed by fire assay with gravimetric finish. Data received from the lab were subject to validation using in-built program triggers to identify outside limit blank or standard assays that require re-analysis. Over 5% of the original pulps and rejects are sent for re-assay to ALS Chemex in Val d’Or, Quebec, for quality control.

Dr. McDonald reviewed and verified information regarding drill sampling, data verification of all digitally collected data, drill surveys and specific gravity determinations relating to the Casa Berardi mine. The review encompassed quality assurance programs and quality control measures including analytical or testing practice, chain-of-custody procedures, sample storage procedures and included independent sample collection and analysis. This review found the information and procedures meet industry standards and are adequate for Mineral Resource and Mineral Reserve estimation and mine planning purposes.

For further information, please contact:

Michael Westerlund

Vice President - Investor Relations

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: http://www.hecla-mining.com

Table A: Reserves and Resources - 12/31/2014

Proven Reserves
		Silver	Gold	Lead	Zinc	Silver	Gold	Lead	Zinc
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	(000 oz)	(000 oz)	(Tons)	(Tons)
Greens Creek (a)	4.7	15.7	0.10	3.7	9.2	74	0.5	180	440
Lucky Friday (a)	3,840	13.7	-	8.3	2.6	52,556	-	318,610	98,230
Casa Berardi (1)	1,606	-	0.15	-	-	-	237	-	-
Total	5,450					52,630	238	318,790	98,670

Probable Reserves
		Silver	Gold	Lead	Zinc	Silver	Gold	Lead	Zinc
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	(000 oz)	(000 oz)	(Tons)	(Tons)
Greens Creek (a)	7,691	12.2	0.10	3.1	8.3	93,947	738	240,670	639,490
Lucky Friday (a)	2,043	12.9	-	7.4	2.2	26,346	-	151,590	44,910
Casa Berardi (1)	7,806	-	0.14	-	-	-	1,100	-	-
Total	17,540					120,293	1,838	392,260	684,400

Proven and Probable Reserves
		Silver	Gold	Lead	Zinc	Silver	Gold	Lead	Zinc
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	(000 oz)	(000 oz)	(Tons)	(Tons)
Greens Creek	7,696	12.2	0.10	3.1	8.3	94,021	739	240,850	639,930
Lucky Friday	5,883	13.4	-	8.0	2.4	78,902	-	470,200	143,140
Casa Berardi	9,412	-	0.14	-	-	-	1,337	-	-
Total	22,990					172,923	2,076	711,050	783,070

Measured Resources
		Silver	Gold	Lead	Zinc	Silver	Gold	Lead	Zinc
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	(000 oz)	(000 oz)	(Tons)	(Tons)
Greens Creek (b)	-	-	-	-	-	-	-	-	-
Lucky Friday (2)(b)	14,433	5.7	-	3.9	2.2	81,716	-	555,960	316,560
Casa Berardi (3)	1,838	-	0.18	-	-	-	330	-	-
Heva (4)	5,480	-	0.06	-	-	-	304	-	-
Hosco (4)	33,070	-	0.04	-	-	-	1,296	-	-
San Sebastian (5)(b)	-	-	-	-	-	-	-	-	-
Rio Grande Silver (6)(b)	-	-	-	-	-	-	-	-	-
Star (7)(a)	-	-	-	-	-	-	-	-	-
Total	54,821					81,716	1,930	555,960	316,560

Indicated Resources
		Silver	Gold	Lead	Zinc	Silver	Gold	Lead	Zinc
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	(000 oz)	(000 oz)	(Tons)	(Tons)
Greens Creek (b)	823	11.0	0.12	3.5	8.0	9,062	102	28,720	66,170
Lucky Friday (2)(b)	7,674	5.6	-	3.9	2.1	43,307	-	299,560	163,250
Casa Berardi (3)	9,552	-	0.11	-	-	-	1,016	-	-
Heva (4)	5,570	-	0.07	-	-	-	369	-	-
Hosco (4)	31,620	-	0.04	-	-	-	1,151	-	-
San Sebastian (5)(b)	2,417	8.2	0.07	-	-	19,838	171	14,570	18,980
Rio Grande Silver (6)	516	14.8	-	2.1	1.1	7,620	-	10,760	5,820
Star (7)(b)	1,074	3.0	-	6.4	7.6	3,221	-	68,700	81,200
Total	59,246					83,048	2,808	422,310	335,420

Measured & Indicated Resources
		Silver	Gold	Lead	Zinc	Silver	Gold	Lead	Zinc
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	(000 oz)	(000 oz)	(Tons)	(Tons)
Greens Creek (b)	823	11.0	0.12	3.5	8.0	9,062	102	28,720	66,170
Lucky Friday (2)(b)	22,107	5.7	-	3.9	2.2	125,023	-	855,520	479,810
Casa Berardi (3)	11,391	-	0.12	-	-	-	1,346	-	-
Heva (4)	11,050	-	0.06	-	-	-	672	-	-
Hosco (4)	64,690	-	0.04	-	-	-	2,447	-	-
San Sebastian (5)(b)	2,417	8.2	0.07	-	-	19,838	171	14,570	18,980
Rio Grande Silver (6)	516	14.8	-	2.1	1.1	7,620	-	10,760	5,820
Star (7)(b)	1,074	3.0	-	6.4	7.6	3,221	-	68,700	81,200
Total	114,067					164,764	4,738	978,270	651,980

Inferred Resources
		Silver	Gold	Lead	Zinc	Silver	Gold	Lead	Zinc
Asset	Tons (000)	(oz/ton)	(oz/ton)%		%	(000 oz)	(000 oz)	(Tons)	(Tons)
Greens Creek (b)	3,452	13.6	0.09	2.8	6.6	46,881	315	97,180	229,240
Lucky Friday (8)(b)	5,359	7.7	-	5.4	1.8	41,152	-	289,420	98,890
Casa Berardi (3)	3,710	-	0.16	-	-	-	604	-	-
Heva (4)	4,210	-	0.08	-	-	-	350	-	-
Hosco (4)	7,650	-	0.04	-	-	-	314	-	-
San Sebastian (9) (b)	3,721	4.2	0.03	-	-	15,744	129	22,550	32,070
Rio Grande Silver (10)	3,078	10.7	0.01	1.3	1.1	33,097	36	40,990	34,980
Star (11)(b)	2,957	3.1	-	5.9	5.6	9,128	-	173,500	166,100
Monte Cristo (12)	913	0.3	0.14	-	-	271	131	-	-
Total	35,051					146,273	1,879	623,640	561,280

Note: All estimates are in-situ except for the proven reserve at Greens Creek which is in a surface stockpile. Resources are exclusive of reserves.

(a)	Mineral reserves are based on $1,225 gold, $17.25 silver, $0.95 lead, and $0.90 zinc, unless otherwise stated.
(b)	Mineral resources are based on $1,300 gold, $20 silver, $0.95 lead, $0.90 zinc and $3.00 copper, unless otherwise stated.
(1)	Mineral reserves are based on $1,225 gold and a US$/CAN$ exchange rate of 1:1.1 Reserve diluted to an average of 23.7% to minimum width of 3 meters.
Open pit mineral reserves of the East Mine were estimated in August 2013 based on $1,300 gold and a US$/CAN$ exchange rate of 1:1. Reserve diluted to 20%.
Open pit mineral reserves of the Principal Mine were estimated in February 2011 based on $950 gold and a US$/CAN$ exchange rate of 1:1. Reserve diluted to 10%.
(2)	Measured and indicated resources from Gold Hunter and Lucky Friday vein systems are diluted and factored for expected mining recovery.
(3)	Measured, indicated and inferred resources are based on $1,300 gold and a US$/CAN$ exchange rate of 1:1.1. Underground resources are reported at a minimum mining width of 2 to 3 meters.
Open pit mineral resources of the Principal Mine were estimated based on $950 gold and a US$/CAN$ exchange rate of 1:1.
Open pit mineral resources of the 160 Zone were based on $1,250 gold and a US$/CAN$ exchange rate of 1:1, Resources diluted to 12%.
(4)	Measured, indicated and inferred resources are based on $1,300 gold and a US$/CAN$ exchange rate of 1:1. The resources are in-situ without dilution and material loss. Resource model completed in 2011.
(5)

Indicated resources reported at a minimum mining width of 2.0 meters for Hugh Zone and 1.5 meters for Andrea Vein, Middle Vein, and North Vein. East Francine resources reported at actual vein width.
San Sebastian Hugh Zone also contains 8,400 tons of copper at 1.7% Cu within 492,700 tons of indicated resource.

(6)	Indicated resources reported at a minimum mining width of 6.0 feet for Bulldog; resources based on $26.5 Ag, $0.85 Pb, and $0.85 Zn.
(7)	Indicated resources reported at a minimum mining width of 4.3 feet.
(8)	Inferred resources from Gold Hunter and Lucky Friday vein systems are diluted and factored for expected mining recovery.
(9)	Inferred resources reported at a minimum mining width of 2.0 meters for Hugh Zone and 1.5 meters for Andrea Vein, Middle Vein, and North Vein. East Francine resources reported at actual vein width.
San Sebastian Hugh Zone also contains 18,860 tons of copper at 1.5% within 1,244,100 tons of inferred resource.
(10)	Inferred resources reported at a minimum mining width of 6.0 feet for Bulldog, 5.0 feet for Equity & North Amethyst veins; resources based on $1,400 Au, $26.5 Ag, $0.85 Pb, and $0.85 Zn.
(11)	Inferred resources reported at a minimum mining width of 4.3 feet.
(12)	Inferred resource reported at a minimum mining width of 5.0 feet; resources based on $1,400 Au, $26.5 Ag.

* Totals may not represent the sum of parts due to rounding.

Table B: Drill Assay Results

Greens Creek (Alaska)

Zone	Drill Hole Number	Drill Hole Azm/Dip	Sample From	Sample To	True Width (feet)	Silver (oz/ton)	Gold (oz/ton)	Zinc (%)	Lead (%)	Depth From Mine Portal (feet)
Deep 200 South Exploration	GC3877	171/-58	170.20	171.60	1.4	11.84	0.01	15.60	8.42	-1416
			258.00	272.00	13.9	30.53	0.05	15.51	7.99	-1494
	GC3879	201/-50	198.90	204.80	4.9	33.25	0.09	1.00	0.45	-1423
			263.50	279.00	5.3	30.94	0.05	7.45	4.00	-1477
			673.00	676.30	3.2	19.92	0.00	0.40	0.20	-1794
	GC3882	124/-55	630.40	645.40	14.7	21.81	0.10	1.22	0.86	-1794
Gallagher Fault Block Exploration	GC3895	243/25	713.30	716.20	2.6	7.21	0.27	15.03	7.18	-965
Deep 200 South Definition	GC3858	063/-66	783.60	794.90	11.1	49.77	0.08	3.37	1.57	-1359
			963.10	974.00	5.4	9.91	0.31	4.99	3.90	-1523
	GC3857	63/-59	1077.90	1080.00	2.1	58.68	0.87	7.33	4.86	-1572
Northwest West Definition	GC3869	243/-75	0.00	6.00	5.9	23.14	0.23	10.00	1.84	-421
			123.50	126.00	2.4	635.60	0.53	2.04	0.86	-539
			129.80	131.80	1.9	47.51	0.05	10.10	4.59	-545
			145.00	146.10	1.1	37.55	0.07	13.00	6.37	-559
			160.50	161.50	1.0	13.40	0.04	6.67	2.89	-575
			174.90	179.70	4.7	19.94	0.06	11.30	7.21	-588
	GC3870	063/-31	58.10	63.10	4.3	14.16	0.07	3.74	1.66	-439
			166.10	171.90	5.0	103.04	0.10	6.65	3.60	-494
			221.70	230.70	8.7	7.34	0.23	22.36	4.10	-523
	GC3873	63/-45	87.50	94.00	5.9	20.38	0.11	7.72	3.53	-471
	GC3876	063/-17	21.60	22.60	1.0	8.26	0.06	8.62	4.62	-413
			106.30	121.30	14.2	17.51	0.12	3.76	1.83	-437
			136.50	138.00	1.4	25.27	0.09	15.12	3.05	-446
			204.00	212.00	8.0	25.85	0.00	1.93	1.00	-465
			287.00	292.00	5.0	16.71	0.00	5.83	0.81	-487
			316.50	323.00	6.5	14.68	0.00	5.90	2.88	-495
	GC3878	063/-38	27.00	27.30	0.2	20.67	0.05	12.49	7.18	-425
			73.30	75.00	1.5	15.06	0.12	20.20	7.19	-454
			86.20	91.80	4.8	27.80	0.15	10.69	4.83	-462
	GC3880	063/-51	34.40	35.30	0.6	24.47	0.03	16.25	8.47	-436
			92.50	95.70	2.9	33.83	0.18	8.66	4.31	-550
	GC3881	243/75	116.00	116.50	0.3	18.64	0.11	19.43	9.12	-523
			171.20	177.60	3.2	17.42	0.09	3.98	2.05	-572
	GC3884	063/-24	150.60	151.40	0.7	28.45	0.07	26.31	10.99	-465
			365.40	371.90	6.1	10.19	0.28	17.63	4.64	-550
	GC3886	063/-14	186.60	188.40	1.4	19.70	0.05	5.21	1.78	-449
	GC3888	063/-32	119.60	121.20	1.5	21.45	0.11	19.64	8.08	-472
			138.40	140.50	1.9	42.40	0.35	16.18	5.71	-480
	GC3889	063/-44	120.70	124.40	3.5	12.35	0.06	8.92	3.64	-491
	GC3890	063/-80	93.40	97.00	3.2	18.08	0.10	10.20	4.39	-503
			139.20	143.30	3.7	49.38	0.19	10.19	5.21	-547
	GC3892	063/20	381.60	383.00	1.1	11.02	0.01	5.78	3.17	-256
	GC3893	063/-63	130.90	132.90	2.0	58.07	0.18	19.88	9.79	-526
	GC3894	243/-70	171.60	176.80	3.9	40.91	0.17	18.47	7.38	-576
			182.90	186.40	2.6	39.91	0.12	8.80	4.17	-582
	GC3896	063/-13	361.00	376.00	14.9	21.03	0.34	30.28	8.41	-468
West Wall Definition	GC3873	63/-45	501.00	505.00	4.0	19.49	0.65	18.74	4.00	-762
			509.20	512.00	2.8	18.91	0.10	17.15	3.62	-768
	GC3878	063/-38	528.60	541.60	11.0	29.91	0.23	19.69	6.71	-735
	GC3884	063/-24	607.20	612.90	5.3	6.82	0.15	23.23	6.48	-646
			616.10	616.90	0.7	177.43	0.32	13.61	1.99	-649
			619.30	620.30	0.9	7.75	0.05	20.58	5.48	-651
	GC3889	063/-44	520.60	522.50	1.9	12.95	0.04	9.25	4.24	-761
	GC3888	063/-32	559.60	566.80	6.7	4.23	0.04	27.01	5.41	-694
			575.50	577.00	1.4	24.92	0.07	25.38	9.32	-700

Casa Berardi (Quebec)

Zone	Drill Hole Number	Drill Hole Section	Drill Hole Azm/Dip	Sample From	Sample To	True Width (feet)	Gold (oz/ton)	Depth From Mine Surface (feet)
Lower 118 (118-10)	CBP-0770-089	12010	192/38	182.4	196.9	11.8	0.44	-2394.4
(118-10)	CBP-0770-091	11950	230/10	183.7	207.7	23.3	0.48	-2464.5
(118-10)	CBP-0770-098	11980	180/56	150.9	182.1	19.0	0.24	-2372.3
(118-10)	CBP-0770-099	11950	234/21	177.2	205.4	25.9	0.54	-2469.1
Upper 123 (123-05)	CBP-0550-006	12450	178/-23	152.6	182.1	28.2	0.35	-1853.4
(123-05)	CBP-0550-010	12450	157/29	85.3	105.0	17.1	0.27	-1743.7
(123-05)	CBP-0550-014	12450	158/-38	239.5	308.4	55.1	0.27	-1964.4
(123-05)	CBP-0550-018	12450	192/64	131.2	152.2	9.2	0.32	-1658.4
(123-05)	CBP-0550-019	12450	194/52	114.8	141.1	17.7	0.35	-1689.1
(123-05)	CBP-0550-026	12420	162/16	122.7	153.9	29.9	0.37	-1755.2
(123-05)	CBP-0550-030	12420	162/31	121.4	149.9	24.6	0.28	-1723.2
(123-05)	CBP-0550-034	12450	198/39	117.8	142.1	19.7	0.33	-1711.6
Lower 123 (123-01)	CBP-0770-068	12395	181/-12	424.2	437.3	13.1	1.07	-2572.7
(123-01)	CBP-0770-102	12370	180/42	490.8	510.8	16.1	1.35	-2185.9
(123-01)	CBP-0770-103	12370	180/62	499.7	515.1	10.8	1.24	-2092.1
(123-11)	CBP-0770-105	12400	181/-20	470.8	495.4	24.3	0.76	-2627.7
Lower 123 (123-05)	CBP-0830-012	12275	184/-11	165.0	184.1	18.7	0.43	-2738.9
(123-04)	CBP-0830-015	12275	184/-2	275.6	299.5	24.0	0.29	-2696.4
(123-03)	CBP-0830-021	12275	175/-14	160.4	173.9	13.1	0.49	-2745.4
(123-03)	CBP-0830-023	12275	174/-29	190.3	210.0	17.7	0.48	-2804.3
Principal (124-16)	CBP-0250-025	12680	186/25	222.8	269.0	42.3	0.91	-684.9
(124-16)	CBP-0250-026	12680	186/31	211.6	253.6	37.7	0.35	-675.8
(124-16)	CBP-0250-027	12680	186/36	264.1	306.8	37.4	0.39	-636.7
Principal (124-81)	CBP-0290-0152	12380	180/23	106.3	130.6	22.6	0.27	-892.2
(124-84)	CBP-0290-0154	12390	179/-55	164.0	192.6	17.1	0.25	-1088.3
(124-22)	CBP-0290-0161	12370	1/34	172.9	186.0	11.5	0.32	-846.1
(124-22)	CBP-0290-0178	12375	43/12	120.4	142.4	21.7	0.35	-923.1
113	CBW-1065	11700	360/-80	1732.3	1748.0	15.1	0.12	-4110.2
113	CBW-1065	11700	360/-80	2731.3	2746.1	14.8	0.46	-4693.2

Lucky Friday (Idaho)

Zone	Drill Hole Number	Drill Hole Azm/Dip	Sample From	Sample To	True Width (feet)	Ag (oz/ton)	Zinc (%)	Lead (%)	Mine Level	Elevation (feet)
4	GH74-04	180.1/-25.2	1021.2	1030.3	7.8	45.6	0.2	14	7149	-3769
20	GH74-04	180.1/-25.2	990.7	997.6	5.9	11.5	8.4	8	7136	-3756
20	GH74-05	177.3/-38.1	1153.9	1164.8	9.9	30.7	12.7	22.5	7364	-3984
20	GH74-06	162.3/-39.3	1239.6	1250	8.2	14.9	1.4	8.4	7421	-4041
20	GH75-12	175.3/-53.4	1347.7	1357.4	7.4	24.5	1.9	10.8	7648	-4268
30	GH73-09	194.4/-30.2	990	1001	8.4	16.1	6.5	16.3	7159	-3779
30	GH74-03	168/-52.2	1531.6	1540.2	6	16.1	5.4	7	7857	-4477
30	GH74-04	180.1/-25.2	956.1	965	7.7	47.2	5.1	34.2	7122	-3742
30	GH74-05	176.0/-39.0	1130	1139.9	8.5	27.6	5.1	18.2	7349	-3969
30	GH74-06	162.3/-39.3	1201.7	1217.3	12.6	28.4	7.1	19.5	7399	-4019
30	GH76-07	191.6/-27.2	1094.5	1110.9	15	27.8	6.1	19.8	7276	-3896
30	GH77-04	174.7/-42.3	1211.6	1222.9	9.6	10.6	7.5	8.9	7462	-4082
41	GH74-03	168/-52.2	1484.5	1495.7	7.9	19.8	3.8	14	7821	-4441
41	GH74-05	176.0/-39.0	1118.6	1126.1	7.4	12.4	5.9	9.1	7341	-3961
50	GH75-12	174.7/-53.8	1282.6	1300.6	13.5	9.6	7.9	7.8	7599	-4219
70	GH76-08	198.7/-49.8	1660.7	1671	6.1	19.5	5.4	18.2	8016	-4636
90	GH77-04	173.3/-48.0	944.3	953	6.4	22.6	0.5	8.1	7274	-3894